UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 19, 2008

PowerRaise Inc.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-52478 (Commission File Number)	98-0454140 (IRS Employer Identification No.)

2600 Philmont Avenue, Suite 310
Huntingdon Valley, PA 19006
(Address of principal executive offices, Zip Code)

(267) 989-0603
(Registrant's Telephone Number, Including Area Code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On August 19, 2008 PowerRaise Inc. (the “Registrant”) and Mr. Tsvi Goren execute a Chairman of the Board of Directors Agreement providing, among other things, that Mr. Goren will serve as the chairman of the Registrant’s board of directors until the next annual meeting of the Registrant’s stockholders, unless terminated earlier pursuant to the terms of the Agreement.

The disclosure provided in response to Item 3.02 below is incorporated herein by reference.

The foregoing description of the Chairman of the Board of Directors Agreement is qualified in its entirety by reference to the Chairman of the Board of Directors Agreement, a copy of which is attached hereto as Exhibit 10.14 and incorporated herein by reference.

Section 3 - Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities

On August 19, 2008, in connection with the appointment of Mr. Tsvi Goren to serve as chairman of its board of directors, the Registrant executed a Chairman of the Board of Directors Agreement providing, among other things, that the Registrant will (i) immediately issue an option to Mr. Goren to purchase up to 100,000 shares of the Registrant’s common stock, at an exercise price of $0.01 per share for a term of three years, (ii) immediately, and thereafter on each of September 15, 2008 and October 15, 2008 if Mr. Goren holds the office of chairman of the board on such dates, issue an option to Mr. Goren to purchase up to 50,000 additional shares of the Registrant’s common stock (for an aggregate of 150,000 shares), at an exercise price of $0.01 per share for a term of three years, (iii) as soon as the budget and resources of the Registrant permit, make a cash payment to Mr. Goren in the amount of $14,750, (iv) on November 15, 2008, and thereafter on the 15th day of each month for so long as Mr. Goren shall hold the office of chairman of the board, make a cash payment to Mr. Goren in the amount of $5,000 and issue an option to Mr. Goren to purchase up to 15,000 shares of the Registrant’s common stock at an exercise price of $0.30 for a term of three years.

These securities were issued pursuant to an exemption from the registration requirements of the Securities Act of 1933, under Section 4(2) of the Securities Act. Mr. Goren had access to all of the information which would be required to be included in a registration statement, and the transaction did not involve a public offering.

The foregoing description of the Chairman of the Board of Directors Agreement is qualified in its entirety by reference to the Chairman of the Board of Directors Agreement, a copy of which is attached hereto as Exhibit 10.14 and incorporated herein by reference.

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 19, 2008 the board of directors of the Registrant appointed Mr. Tsvi Goren to serve as the chairman of its board of directors, effective immediately, to serve in such capacity until the next annual meeting of the Registrant’s stockholders and until his successor is duly appointed and qualified.

Mr. Goren has been engaged in the business of investment management since 2003. From 1998 to 2003 Mr. Goren served as vice-president for software production and project management at Amdocs Limited. From 1973 to 1998 Mr. Goren served in the Israel Defense Force as a communication and computer officer and was honorably discharged with the rank of colonel.

On August 19, 2008 Shlomo Friedman, a director of the Registrant and its president, treasurer and secretary, resigned, effective immediately.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d) Exhibit No.	Description
10.14	Chairman of the Board of Directors Agreement

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWERRAISE INC.

Date: August 20, 2008	/s/ Arik Hertz
Name: Arik Hertz
Title: Chief Executive Officer